As filed with the Securities and Exchange Commission on December 31, 1997

                                                          REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              --------------------
                                   UST Corp.
             (Exact name of registrant as specified in its charter)

                                40 COURT STREET
                          BOSTON, MASSACHUSETTS 02108
                                 (617) 726-7000

          (Address of principal executive offices, including zip code)

    MASSACHUSETTS          EMPLOYEE SAVINGS PLAN        04-2436093


  (State or other jurisdiction   (Full title of the plan)    (I.R.S. Employer
of incorporation or organization)                        Identification Number)

                              --------------------

                             ERIC R. FISCHER, ESQ.
              EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CLERK
                                   UST CORP.
                                40 COURT STREET
                          BOSTON, MASSACHUSETTS 02108
                                 (617) 726-7377
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                    Amount      Proposed maximum   Proposed maximum   Amount of
 Title of each class of             to be        offering price       offering       registration
securities to be registered       registered      per share(1)        price(1)           fee

Common Stock -- $.625 par value  125,000 shares     $27.312          $3,414,000       $1,007.13


      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

      (1) This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the Plan or at what price such shares will be purchased. The above calculation is based on the offering of 125,000 shares at a purchase price of $27.312 per share, which is the average of the high and low prices of the Company's Common Stock as reported by the NASDAQ National Market on December 23, 1997.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

      (a) The Annual Report of the Registrant on Form 10-K for the year ended December 31, 1996.

      (b) The Quarterly Reports of the Registrant on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and the Current Report on Form 8-K filed on December 16, 1997.

      (c) Description of rights of the holders of the Company's Common Stock (Appearing on Page 76 of Registrant's Registration Statement No. 333-15521 on Form S-4).

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.    Description of Securities.

      The description of securities is contained in the Registrant's Registration Statement No. 333-15521 on Form S-4 which was previously filed with the Securities and Exchange Commission and is incorporated herein by reference. The securities are being issued in connection with a UST Corp. Stock Fund established as of January 1, 1998 under the Registrant's Employee Savings Plan. A description of the Employee Savings Plan, as amended, is contained in the Registrant's Annual Reports on Form 10-K for the years ended December 31, 1991, 1994 and 1996, and the Plan and such amendments are incorporated herein by reference.

Item 5.    Interests of Named Experts and Counsel.

      Certain legal matters in connection with the offering of the shares of Common Stock of the Company are being passed upon for the Company by Eric R. Fischer, Esq. who is Executive Vice President, General Counsel and Clerk of the Company. As of December 15, 1997, Mr. Fischer had a direct or indirect interest in 36,798 shares of Common Stock and had options to acquire purchase an additional 50,800 shares, all of which options were immediately exercisable.

Item 6.   Indemnification of Directors and Officers.

      Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation to whatever extent specified in or authorized by (a) the articles of organization, (b) a by-law adopted by the stockholders or (c) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

      The Registrant's Articles of Organization provide that the Registrant shall, to the fullest extent legally permissible, indemnify each person who is or was a director, officer, employee or other agent of the Registrant and each person who is or was serving at the request of the Registrant as such of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization, against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him or her in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he or she may be or may have been involved as a party or otherwise or with which he or she may be or may have been threatened, while in office or thereafter, by reason of his or her being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity. Under Massachusetts law and the Articles, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant or other entity served or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan.

      If, in any action, suit or proceeding brought by or in the name of the Registrant, a director of the Registrant is held not liable for monetary damages, whether because that director is relieved of personal liability under the provisions of the Articles of Organization, or otherwise, that director shall be deemed to have met the standard of conduct set forth above and to be entitled to indemnification for expenses reasonably incurred in the defense of such action, suit or proceeding.

      As to any matter disposed of by settlement pursuant to a consent decree or otherwise, no indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the Registrant, after notice that it involves such indemnification, (a) by vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested person, or (d) by any disinterested person or persons to whom the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such officer, director, employee, agent or trustee of any amounts paid to him or her or on his or her behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant.

      The right of indemnification provided in the Registrant's Articles of Organization shall not be exclusive of or affect any other rights to which any director, officer, employee, agent or trustee may be entitled or which may lawfully be granted to him or her. Indemnification of a "director", "officer", "employee", "agent", and "trustee" includes their respective executors, administrators and other legal representatives. An "interested" person is one against whom the action, suit or another proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. Exhibits.

4.1 Articles of Organization of the Company as amended to date. (Exhibit to Form 10-K for year ended December 31, 1996).

4.2 By-laws of the Company as amended to date. (Exhibit to Form 10-K for year ended December 31, 1994).
4.3 Rights Agreement, dated September 19, 1995, between UST Corp. and United States Trust Company, as Rights Agent.
      (Exhibit to Registrant's Form 8-A filed September 26, 1995).
4.3.1 Certificate of Vote Establishing a Series of a Class of Stock. (Exhibit A to Rights Agreement between the Company and United States Trust Company, dated September 19, 1995 and filed as an Exhibit to Registrant's Form 8-A filed September 26, 1995.)
4.3.2 Form of Rights Certificate. (Exhibit B to Rights Agreement between the Company and United States Trust Company, dated September 19, 1995 and filed as an Exhibit to Registrant's Form 8-A filed September 26, 1995.)
4.3.3 Summary of Rights to Purchase Preferred Shares. (Exhibit C to Rights Agreement between the Company and United States Trust Company, dated September 19, 1995 and filed as an Exhibit to Registrant's Form 8-A filed September 26, 1995.)
4.4 Employee Savings Plan (formerly known as Profit-Sharing Plan), as amended to January 1, 1995. (Exhibit to Form 10-K for year ended December 31,
      1991).
4.4.1 Amendment, as of January 1, 1994, to Employee Savings Plan. (Exhibit to Form 10-K for year ended December 31, 1994).
4.4.2 Amendment effective as of January 1, 1997 to Employee Savings Plan. (Exhibit to Form 10-K for year ended December 31, 1996).

5.1   Opinion of Eric R. Fischer, Esq.
5.2 An undertaking that the Registrant will submit the plan to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the plan.

23.1  Consent of Arthur Andersen LLP.
23.2  Consent of Eric R. Fischer, Esq. (contained in the opinion filed as
      Exhibit 5.1 hereto).

24    Powers of Attorney (included in signature page hereto).

Item 9.    Undertakings.

      (a)  The Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, office, or controlling persons of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 24th day of December, 1997.

                               UST CORP.

                               By: /s/ Neal F. Finnegan
                                   -------------------------
                                   Neal F. Finnegan
                                   President and Chief Executive Officer


                         POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Eric R. Fischer, Esq., Neal F. Finnegan and James K. Hunt, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

  By: /s/ Chester G. Atkins                 By: /s/ Michael A. Miller
      -------------------------                 ---------------------------
      Chester G. Atkins, Director               Michael A. Miller, Director
      Date:  December 24, 1997                  Date:  December 24, 1997

  By: /s/ Diane E. Bradbury                 By: /s/ Sydney L. Miller
      -------------------------                 ---------------------------
      David E. Bradbury, Director               Sydney L. Miller, Director
      Date:  December 24, 1997                  Date: December 24, 1997

  By: /s/ Robert M. Coard                   By: /s/ Vikki L. Pryor
      -------------------------                 ---------------------------
      Robert M. Coard, Director                 Vikki L. Pryor, Director
      Date:  December 24, 1997                  Date: December 24, 1997

  By: /s/ Domenic Colasacco                 By: /s/ Gerald M. Ridge
      -------------------------                 ---------------------------
      Domenic Colasacco, Director and           Gerald M. Ridge, Director
      Executive Vice President                  Date: December 24, 1997
      Date:  December 24, 1997

  By: /s/ Robert L. Culver                  By: /s/ William Schwartz
      -------------------------                 ---------------------------
      Robert L. Culver, Director                William Schwartz, Director
      Date:  December 24, 1997                  Date: December 24, 1997

  By: /s/ Alan K. Derkazarian               By: /s/ Barbara C. Sidell
      -------------------------                 ---------------------------
      Alan K. Derkazarian, Director             Barbara C. Sidell, Director
      Date: December 24, 1997                   Date: December 24, 1997

  By: /s/ Donald C. Dolben                  By: /s/ James V. Sidell
      -------------------------                 ---------------------------
      Donald C. Dolben, Director                James V. Sidell, Director
      Date: December 24, 1997                   Date: December 24, 1997

  By: /s/ Neal F. Finnegan                  By: /s/ Paul D. Slater
      -------------------------                 ---------------------------
      Neal F. Finnegan, Director                Paul D. Slater, Director
      President and Chief Executive Officer     Date: December 24, 1997
      Date: December 24, 1997

  By:  /s/ Edward Guzovsky                  By: /s/ Edward J. Sullivan
      -------------------------                 ---------------------------
      Edward Guzovsky, Director                 Edward J. Sullivan, Director
      Date: December 24, 1997                   Date: December 24, 1997

  By: /s/ Wallace M. Haselton               By: /s/ G. Robert Tod
      -------------------------                 ---------------------------
      Wallace M. Haselton, Director             G. Robert Tod, Director
      Date: December 24, 1997                   Date: December 24, 1997

  By: /s/ Brian W. Hotarek                  By: /s/ Michael J. Verrochi
      -------------------------                 ---------------------------
      Brian W. Hotarek, Director                Michael J. Verrochi, Director
      Date: December 24, 1997                   Date: December 24, 1997

  By: /s/ Francis X. Messina                By: /s/ Gordon M. Weiner
      -------------------------                 ---------------------------
      Francis X. Messina, Director              Gordon M. Weiner, Director
      Date: December 24, 1997                   Date: December 24, 1997


     Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned plan, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 31st day of December, 1997.

                                    EMPLOYEE SAVINGS PLAN


                                    By: /s/ James K. Hunt
                                    James K. Hunt, as Trustee
                                    Date:  December 31, 1997

                                    By: /s/ Eric R. Fischer
                                    Eric R. Fischer, as Trustee
                                    Date:  December 31, 1997

                                    By: /s/ Linda J. Lerner
                                    Linda J. Lerner, as Trustee
                                    Date:  December 31, 1997

                                    By: /s/ Domenic Colasacco
                                    Domenic Colasacco, as Trustee
                                    Date:  December 31, 1997

                                 Exhibit Index

4.1 Articles of Organization of the Company as amended to date. (Exhibit to Form 10-K for year ended December 31, 1996).
4.2 By-laws of the Company as amended to date. (Exhibit to Form 10-K for year ended December 31, 1994).
4.3 Rights Agreement, dated September 19, 1995, between UST Corp. and United States Trust Company, as Rights Agent.
      (Exhibit to Registrant's Form 8-A filed September 26, 1995).
4.3.1 Certificate of Vote Establishing a Series of a Class of Stock. (Exhibit A to Rights Agreement between the Company and United States Trust Company, dated September 19, 1995 and filed as an Exhibit to Registrant's Form 8-A filed September 26, 1995.)
4.3.2 Form of Rights Certificate. (Exhibit B to Rights Agreement between the Company and United States Trust Company, dated September 19, 1995 and filed as an Exhibit to Registrant's Form 8-A filed September 26, 1995.)
4.3.3 Summary of Rights to Purchase Preferred Shares. (Exhibit C to Rights Agreement between the Company and United States Trust Company, dated September 19, 1995 and filed as an Exhibit to Registrant's Form 8-A filed September 26, 1995.)
4.4 Employee Savings Plan (formerly known as Profit-Sharing Plan), as amended to January 1, 1995. (Exhibit to Form 10-K for year ended December 31,
      1991).
4.4.1 Amendment, as of January 1, 1994, to Employee Savings Plan. (Exhibit to Form 10-K for year ended December 31, 1994).
4.4.2 Amendment effective as of January 1, 1997 to Employee Savings Plan. (Exhibit to Form 10-K for year ended December 31, 1996).

5.1   Opinion of Eric R. Fischer, Esq.
5.2 An undertaking that the Registrant will submit the plan to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the plan.

23.1  Consent of Arthur Andersen LLP.
23.2 Consent of Eric R. Fischer, Esq. (contained in the opinion filed as Exhibit 5.1 hereto).

24    Powers of Attorney (included in signature page hereto).